Exhibit 99.1

FOR IMMEDIATE RELEASE

Item 9 Labs Corp. Closes Acquisition of Adams County, Colorado Dispensary

Franchisor of Cannabis Dispensary, Unity Rd. Seeks to Keep Dispensary Ownership Local by Providing Turnkey Investment Opportunities for New and Existing Franchise Partners

DENVER (March 4, 2022) — Item 9 Labs Corp. (OTCQX: INLB) (the “Company”) — a vertically integrated cannabis dispensary franchisor and operator that produces premium, award-winning products — announced today that it has closed its acquisition of an existing dispensary license and storefront in Adams County, Colorado.

Located at 6101 N. Washington St. in Denver, this will be the first corporate-owned shop under the Unity Rd. brand. The Company expects the shop to be operational in the first half of 2022.

Acquisition Marks First in Company’s National Growth Accelerator

This acquisition is part of an overarching strategy to accelerate national development by creating turnkey investment opportunities for Unity Rd. franchise partners. Item 9 Labs Corp. plans to aggressively expand its dispensary franchise by acquiring and converting cannabis retail stores, training the local team and selling the business to new and existing franchise partners.

“Entrepreneurs are flocking to cannabis, eager to grab a piece of the $25 billion a year market, but soon find that opening a cannabis business is most often a lengthy, complex process,” said Item 9 Labs Corp.’s Chief Executive Officer, Andrew Bowden. “This development strategy offers one of the most turn-key entrances into cannabis. With our team handling the acquisition, conversion and training internally, we expect our national Unity Rd. footprint to expand much more quickly.”

As part of these development efforts, the Company is seeking acquisitions of cannabis dispensaries in Denver, front range and compelling mountain towns throughout Colorado, and key markets in Arizona, Michigan and Oklahoma.

“Unity Rd. is the growth vehicle that will bring our award-winning, premium Item 9 Labs products to new states,” added the Company’s Chief Strategy Officer, Jeffrey Rassas. “We are also seeking opportunities to acquire, develop or partner with cultivation and production facilities in markets where we have two to three Unity Rd. shops to ease new market product entry and focus our operations.”

Bringing Item 9 Labs products to markets where Unity Rd. shops are located gives franchise partners front-of-the-line access to a reliable, award-winning product supply chain. The cannabis retail shop also benefits from the national product consistency that consumers have come to expect from franchise brands.

More Information on Item 9 Labs Corp. and Unity Rd.:

Visit https://investors.item9labscorp.com/

Cannabis Operators Interested in Selling Their Dispensary License:
Contact Mark Busch at acquisitions@item9labs.com

Turnkey Business Opportunity Keeps Dispensary Ownership Local

Through its Unity Rd. dispensary franchise, the Company is focused on building a national community of local dispensary owners who operate compliantly and confidently because of the tools, products, systems and training their team provides.

“With Unity Rd., we are keeping dispensary ownership local and thriving with the backing of a franchise system,” Rassas added. “This growth plan ultimately keeps dispensary ownership in the hands of the local entrepreneur. They hire local talent and keep the wealth cannabis offers within their community.”

Unity Rd. offers a guided route for cannabis entrepreneurs interested in staking their claim in an industry that is bursting with potential. The dispensary franchisor’s time-tested Standard Operating Procedures (“SOPs”) and veteran team with a combined 120-plus years of cannabis experience, direct franchise partners through every operational function of the business – from securing a license to assisting with cash flow, product selection or changing regulations.

The marijuana franchise is actively seeking qualified franchise partners throughout Colorado and the U.S. who would benefit from the systems, processes and ongoing support the franchise offers. Currently, Unity Rd. has multiple agreements signed with nearly 20 entrepreneurial groups who are in various stages of development nationwide.

More Information About the Unity Rd. Franchise Opportunity:

Contact franchise@unityrd.com, Call 720-923-5262 or Visit unityrd.com

About Item 9 Labs Corp.

Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. The company also offers a unique dispensary franchise model through the national Unity Rd. retail brand. Easing barriers to entry, the franchise provides an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to thrive in their state compliantly and successfully. Item 9 Labs brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the company is currently expanding its operations space by 640,000+ square feet on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit https://investors.item9labscorp.com/.

About Unity Rd.

Unity Rd. is bridging the two previously disconnected worlds of cannabis and franchising. The industry trailblazer is the first to bring the cannabis dispensary franchise model to the United States—with duality of prowess in both industries to back it up. Built up from a collective 200 years in the legal cannabis industry and franchising, the company helps eager operators enter the complex industry with ease. The marijuana franchise pioneer offers its partners the knowledge, resources, and ongoing support needed to compliantly and successfully operate a dispensary. Launched in 2018, Unity Rd. has signed multiple agreements with nearly 20 entrepreneurial groups across the country. Recently, it was named one of the top cannabis retail leaders in the nation by MJBizDaily magazine and one of the “Best Cannabis Companies to Work For” in both the dispensary and cultivation categories in Cannabis Business Times’ elite 2020 list. The company is also the first cannabis business to earn a Franchise Times Dealmakers award. For more information, visit unityrd.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Media Contact:

Item 9 Labs Corp.

Jayne Levy, VP of Communications

Jayne@item9labs.com

Investor Contact:

Item 9 Labs Corp.

800-403-1140

investors@item9labs.com